SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934


Filed by the Registrant    [X]
Filed by a party other than the Registrant   [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement           [ ]  Confidential, for Use of the
[X]  Definitive Proxy Statement                 Commission Only (as permitted by
[ ]  Definitive Additional Materials            Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                             VALUESTAR CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


(1)  Title of each class of securities to which transactions applies:

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(2)  Aggregate number of securities to which transactions applies:

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(3)   Per unit price or other underlying value of transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)   Proposed maximum aggregate value of transaction:

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(5)   Total fee paid:

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[ ]   Fee paid previously with preliminary materials.
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[ ]   Check box if any part of the fee is offset as  provided  by  Exchange  Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)   Amount previously paid:

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(2)   Form, Schedule or Registration Statement No.:

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(3)  Filing party:

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(4)  Date filed:

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


                                [VALUESTAR LOGO]


                              VALUESTAR CORPORATION

                               1120A Ballena Blvd.
                         Alameda, California 94501-3683
                                  510-814-7070

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         to be held on December 29, 1998

         The Annual Meeting of Stockholders of VALUESTAR CORPORATION ("ValueStar") will be held on December 29, 1998 at 2:00 o'clock p.m. (Pacific Standard Time) at the Executive Inn, 1755 Embarcadero Drive, Oakland, California 94606, to vote on the following:

         1. Election of Directors. To elect three (3) Directors of ValueStar to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified;

         2. Amendment to the 1997 Stock Option Plan. To increase the number of shares that may be purchased under ValueStar's 1997 Stock Option Plan;

         3. Selection of Independent Auditors. To ratify the selection of Moss Adams LLP as independent auditors of ValueStar for the fiscal year ending June 30, 1999; and

         4. To transact such other business as may properly come before the meeting and any adjournment and postponement thereof.

         The foregoing items of business are more fully described in the accompanying Proxy Statement.

         The Board of Directors recommends stockholders vote FOR the approval of the foregoing items. Only stockholders of record at the close of business on December 1, 1998 (Record Date) are entitled to vote at the Annual Meeting. The stock transfer books of ValueStar will not be closed.

         All stockholders are cordially invited to attend the meeting in person. Please complete, date, sign and return the enclosed proxy promptly to ensure your representation at the meeting. Even if you have given your proxy, you may still vote in person at the meeting. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement. If your shares are held by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name prepared by the record holder.


                                              By Order of the Board of Directors

                                              /s/ JAMES STEIN
                                              James Stein
                                              President

December 4, 1998

                              VALUESTAR CORPORATION

                               1120A Ballena Blvd.
                         Alameda, California 94501-3683
                                  510-814-7070

                         P R O X Y   S T A T E M E N T

GENERAL

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors for the Annual Meeting of the Stockholders of VALUESTAR CORPORATION, a Colorado corporation ("ValueStar"). The Annual Meeting will be held on Tuesday, December 29, 1998 at the Executive Inn, 1755 Embarcadero Drive, Oakland, California 94606, at 2:00 p.m. (Pacific Standard
Time), or any and all postponements and adjournments thereof.

VOTING RIGHTS AND OUTSTANDING SHARES

         The close of business on December 1, 1998 (the "Record Date") has been fixed by the Board of Directors for determining stockholders entitled to vote at the Annual Meeting. ValueStar had 8,682,496 shares of common stock, $.00025 par value per share ("Common Stock" or "Common Shares") outstanding and entitled to vote at the Record Date. No shares of Preferred Stock are outstanding.

         The holders of 40% or more of the common stockholders on the Record Date must be present at the Annual Meeting in order to constitute a quorum. They may be present in person or by proxy. Each share of Common Stock carries one vote on each proposal and on any other matters which may properly come before the Annual Meeting. The affirmative vote of a majority of the votes cast at the Annual Meeting is necessary to approve each proposal.

         Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. However, broker non-votes are not counted for purposes of determining the number of votes cast with respect to a particular proposal. In determining whether a proposal has been approved or ratified, abstentions are counted as votes against the proposal, and broker non-votes are not counted as votes for or against the proposal.

         All valid proxies received in time for the Annual Meeting will be voted as specified. The shares represented by properly executed proxies will be voted FOR the proposals unless otherwise indicated. Stockholders who execute proxies may revoke them at any time before they are voted by (a) delivering a written notice of revocation to Mr. James Stein, President of ValueStar, at the above address, or (b) submitting a duly executed proxy bearing a later date, or (c) attending the Annual Meeting and orally withdrawing the proxy. A Shareholders' attendance at the Annual Meeting will not in itself revoke his or her proxy. Management plans to mail this Proxy Statement and form of proxy to stockholders on or about December 4, 1998.

SOLICITATION

         ValueStar will pay the entire cost of solicitation of proxies. These costs will include preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of such materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by stockholders. They will be requested to forward the materials to the beneficial owners. ValueStar may reimburse these persons for their costs of forwarding materials to such beneficial owners. The solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of ValueStar. No additional compensation will be paid to directors, officers or other regular employees for such services.

STOCKHOLDER PROPOSALS

         Proposals of stockholders intended for presentation at ValueStar's 1999 Annual Meeting of Stockholders must be received by ValueStar by August 31, 1999 to be included in the proxy statement and proxy relating to the 1999 Annual Meeting.


                                PROPOSAL NUMBER 1

                              ELECTION OF DIRECTORS

         ValueStar's bylaws provide for a board of three to seven directors as the Board determines, and the Board of Directors has fixed the number of members of the board at three. All directors are elected for one-year terms at the annual meeting of stockholders. Directors are elected by plurality vote, meaning that (should more than one nominee vie for the same seat on the Board) the nominee who receives the most votes will be elected for the term nominated, even if he receives less than a majority of the votes cast.

         Mr. James Stein was elected to the Board of Directors by the other directors in June of 1992, as permitted by Colorado law, at the time of ValueStar's acquisition of certain assets of ValueStar, Inc. Mr. James A. Barnes and Mr. Jerry E. Polis were elected directors at the 1995 annual meeting. Directors continue in office until the next annual meeting of stockholders and they are either re-elected or their respective successors are elected and duly qualified. Messrs. Stein, Barnes and Polis have all been nominated by the Board of Directors to stand for election to the Board. If elected, they will each serve another one-year term or until their respective successors have been elected and qualified.

         Unless otherwise specified, all proxies received will be voted FOR the election of all nominees. If any nominee should not stand for election for any reason, your proxy will be voted for any person or persons designated by the Board of Directors to replace such nominee.

         The Board has no reason to expect that any of the nominees will not stand for election or decline to serve if elected. There is no arrangement between any of the directors, the nominees or executive officers and any other person or persons, pursuant to which he was or is to be selected as a director, nominee or executive officer. There is no blood relationship between or among the nominees, directors or executive officers of ValueStar. Biographical summaries, including the principal occupation and business experience, concerning the nominees for the Board of Directors of ValueStar is set forth below.

         James Stein (age 40) has been a director and President and CEO of ValueStar since 1992 and a director and executive officer of ValueStar, Inc., ValueStar's predecessor and wholly-owned subsidiary, since its inception in September, 1991. Mr. Stein served as President and CEO from 1983 to 1990 of Direct Language, Inc., a San Francisco based publisher of Asian and Hispanic Yellow Pages and El Mensajero, a Spanish-language weekly newspaper.

         James A. Barnes (age 44) was elected as a director and appointed Secretary/Treasurer in July 1995. In March 1997 he resigned as Secretary but was re-appointed in August 1998. Since 1984, he has been President of Sunrise Capital, Inc., a venture investment and consulting firm. He previously practiced as a certified public accountant and management consultant with Ernst & Ernst (1976-1977), Touche Ross & Co. (1977-1980) and as a principal in J. McDonald & Co. Ltd., Phoenix, Arizona (1980-1984). He graduated from the University of Nebraska with a B.A. Degree in Business Administration in 1976. Mr. Barnes devotes only part-time services to ValueStar.

         Jerry E. Polis (age 66) was elected as a director in July 1995. Since 1963 he has been self-employed primarily in real estate investments, and since 1964 he has owned and operated Polis Realty. From 1968 to sale of his ownership in January, 1997, he was active as 50% owner of the Taco Bell franchises for the State of Nevada (operated under privately-owned Las Cal Corporation). In 1994, he co-founded

         Commercial Bank of Nevada (CBN), an unlisted publicly owned bank located in Las Vegas, Nevada which was sold through a merger in June 1998. He was a director of CBN from 1994 and Chairman from May, 1996 until its sale. Mr. Polis graduated from Penn State University with a B.A. Degree in Commerce in 1953.

         Mr. Stein and Mr. Barnes serve as the Compensation Committee for the 1996 and 1997 Stock Option Plans. ValueStar does not have any standing audit, nominating or other compensation committees of the Board of Directors. During the fiscal year ended June 30, 1998, four formal meetings of the Board of Directors were held which were attended by all directors. The Board of Directors took action on three occasions by means of unanimous written consent in lieu of a meeting after informal discussions, as permitted by law.

         No director of ValueStar has resigned or declined to stand for re-election to the Board of Directors because of disagreement with ValueStar on any matters relating to ValueStar's operations, policies or practices, since the date of the last meeting of stockholders.

                  Recommendation and Vote - The Board of Directors recommends a vote in favor of all the nominees for the Board of Directors.


                                PROPOSAL NUMBER 2

               TO INCREASE THE NUMBER OF SHARES THAT MAY BE ISSUED
                    UNDER VALUESTAR'S 1997 STOCK OPTION PLAN

Proposed Amendment to Increase the Number of Shares that may be Purchased Under the 1997 Stock Option Plan

         ValueStar is seeking shareholder approval to increase the number of shares that may be issued under the 1997 Stock Option Plan (the "1997 Plan") from 200,000 common shares to 500,000 common shares. This is an increase of 300,000 common shares.

         Approval of the amendment requires the affirmative vote of a majority of the shares of common stock represented in person or by proxy and eligible to vote at the Annual Meeting.

         The Board of Directors has deemed it in the best interests of ValueStar to amend the 1997 Stock Plan to increase the authorized shares in order to provide the means for ValueStar to further its efforts to induce persons of outstanding ability and potential to join and remain with ValueStar and to promote its future growth and success.

General Description of Stock Option and Stock Compensation Plans

         The Board of Directors and stockholders have adopted and approved the 1992 Incentive Stock Option Plan as amended, (the "1992 ISO Plan") and the 1992 Non-Statutory Stock Option Plan as amended (the "1992 NSO Plan"). Both plans expire on May 29, 2002. ValueStar has reserved a maximum of 485,000 common shares to be issued upon the exercise of options under these plans. At September 30, 1998, ValueStar had 243,333 options outstanding pursuant to the 1992 ISO Plan exercisable at prices ranging from $0.40 to $0.50 per share expiring beginning 1999 through 2000. ValueStar also had 235,000 options outstanding pursuant to the 1992 NSO Plan exercisable at prices ranging from $0.40 to $0.50 per share expiring beginning 1999 through 2001.

         The Board of Directors and stockholders have adopted and approved the 1996 Stock Option Plan, as Amended and Restated (the "1996 Plan") covering an aggregate of 300,000 shares of ValueStar's common stock reserved for issuance upon exercise of non-qualified options only. At September 30, 1998 ValueStar had 275,000 options outstanding pursuant to the 1996 Plan exercisable at prices ranging from $0.50 to $1.00 per share expiring beginning 1998 through 2003.

         The Board of Directors and the stockholders have adopted and approved the 1997 Plan covering an aggregate of 200,000 shares of ValueStar's common stock. On March 31, 1998, the Board of Directors approved an amendment to the 1997 Plan increasing the aggregate number of shares authorized for issuance from 200,000 to 500,000 shares, subject to shareholder approval. At September 30, 1998, ValueStar had 126,050 options outstanding pursuant to the 1997 Plan exercisable at prices ranging from $0.75 to $1.00 per share expiring beginning 1998 through 2003. The terms of the 1997 Plan provides that all options granted in excess of 200,000 shares prior to approval by the stockholders will be voided if approval is not obtained by March 31, 1999.

         The 1996 Plan and the 1997 Plan have substantially the same terms and provisions except that the 1996 Plan is available for non-qualified option grants only.

Material Provisions of the 1997 Plan

         The following is a summary of the material provisions of the 1997 Plan. The 1997 Plan is intended to qualify for the granting of either (a) "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") ("ISO Options") or (b) non-qualified stock options ("NQO Options"). Unless the context clearly indicates to the contrary, the term "option" used herein shall mean either an incentive stock option or a non-statutory stock option and the term "optionee" shall mean any person holding an option granted under the 1997 Plan. The following summary is qualified in its entirety by express reference to the text of the 1997 Plan, a copy of each which will be furnished to any stockholder upon request.

         Administration - The 1997 Plan provides for its administration by a committee ("Committee"). The members of the Committee are appointed from time to time by the Board of Directors of ValueStar ("Board") and consist of not less than two (2) directors. The Committee has discretionary authority to determine the individuals to whom and the times at which stock options will be granted, whether a stock option is an ISO Option or a NQO Option, the number of shares subject to such options and the option period. The Committee may interpret the 1997 Plan and may adopt such rules and regulations for carrying out the purposes of the Plan. The Board may (subject to certain limitations) make changes in or additions to the 1997 Plan as it may deem proper and in the best interests of ValueStar and its stockholders and may also suspend or terminate the Plan.

         Eligibility - ISO Options shall be granted only to elected or appointed officers or other key employees of ValueStar (as determined by the Committee), whether full-time or part-time, including members of the Board who are also officers or key employees at the time of grant. NQO Options may be granted to employees (including officers) and directors of and consultants to ValueStar.

         Ceiling of Incentive Stock Option Grants - The aggregate fair market value (determined at the time the option is granted) of the shares of common stock for which ISO Options may be exercisable for the first time by any employee during any calendar year (under all incentive stock options plans of ValueStar) may not exceed $100,000. Should it be determined that any incentive stock option granted pursuant to the 1997 Stock Plan exceeds such maximum, such incentive stock option shall be considered a non-qualified stock option and not qualify for treatment as an incentive stock option under Section 422 of the Code to the extent, but only to the extent, of such excess.

         Option Price - The option price of the common shares subject to an ISO Option may not be less than the fair market value of the shares on the date the option is granted. In the case of an optionee who owns more than 10% of the outstanding shares of ValueStar of all classes or any parent or subsidiary thereof, the option price of the shares may not be less than 110% of the fair market value of ValueStar's shares on the date of grant. The option price of common shares subject to an NQO Option may not be less than 85% of the fair market value of ValueStar's shares on the date of grant. If the common shares are not then quoted on any exchange or quotation medium at the time the option is granted, then the Board of Directors or compensation committee will use its discretion in selecting a good faith value believed to represent fair market value.

         Option Term - No option shall be exercisable after the expiration of ten years from the date it was granted. Incentive stock options granted to any employee owning more than 10% of the combined voting power of all classes of stock of ValueStar will expire five years from the date such option is granted. However, the Committee may designate shorter terms for individual options.

         Termination of Option - Options granted under the 1997 Plan are contingent upon continued employment by ValueStar or an affiliate of ValueStar or continued relationship as a director or consultant; however, if the employment or other relationship is terminated then the optionee has the right to exercise his or her option at any time within a six (6) month period after such termination, but only to the extent that the optionee was otherwise entitled to exercise the option immediately prior to such termination. If the optionee dies, the option may be exercised at any time within fifteen (15) months following death by the estate or by person or persons to whom rights under the option pass by law but only to the extent that such option was exercisable by the optionee on the date of death.

         General Matters - If options granted under the 1997 Plan expire for any reason without having been exercised in full, the unpurchased shares underlying such options will be added to the other shares available for the grant of options under the Plan. Options granted under the 1997 Plan are non-transferable except by will or the laws of descent and distribution, so that during an optionee's life only he or she may exercise the options.

         Neither the grant of an option nor the existence of an option agreement with ValueStar shall impose upon ValueStar (or any subsidiary or parent thereof) an obligation to retain the services of the optionee for any stated period of time. Further, the grant, holding and exercise of each option shall be subject to such requirements as may, in the opinion of the Committee, be necessary or advisable for the purpose of complying with applicable laws, rules and regulations (including securities laws and regulations) and the rules of any stock exchange upon which the shares of ValueStar may then be traded.

         Amendment; Suspension and Termination of the 1997 Plan - The Board may amend the 1997 Plan at any time or from time to time or may suspend or terminate the 1997 Plan without approval of the stockholders; provided, however, that stockholder approval is required for any amendment to the 1997 Plan for which stockholder approval would be required under applicable law, as in effect at the time. Any amendment, suspension or termination of the 1997 Plan, including the Amendment to be voted upon at the Annual Meeting, shall not affect options already granted, and such options shall remain in full force and effect, unless mutually agreed otherwise in writing between the optionee and the 1997 Plan Committee. The Board may accelerate any option or waive any condition or restriction pertaining to such option at any time. The Board may also substitute new stock options for previously granted stock options, including previously granted stock options having higher option prices, and may reduce the exercise price of any option to the then current fair market value, if the fair market value of the Common Stock covered by such option shall have declined since the date the option was granted. In any event, the 1997 Plan shall terminate in January 2006. Any options outstanding under the 1997 Plan at the time of its termination shall remain outstanding until they expire by their terms.

         Federal Income Tax Consequences - Federal income tax laws have frequently been revised and may be changed again in the future. For federal income tax purposes, an optionee will not realize any taxable income, and ValueStar will not be entitled to a deduction, at the time an ISO Option is granted. Further, there is no taxable income to the optionee and no deduction to ValueStar at the time the ISO is exercised to purchase shares.

         With respect to shares purchased upon exercise of an ISO Option,

                  (a) If the shares are not disposed of within two years after the date an ISO Option is granted or within 1 year after the shares are purchased upon exercise of the ISO, the optionee will realize a capital gain (or loss) equal to the difference between the ISO exercise price and the amount realized upon sale of the shares, and ValueStar will not be entitled to any deduction.

                  (b) If however, such shares are disposed of within two years after the date the ISO Option is granted or within 1 year after the shares are purchased upon exercise of the ISO, then the optionee will recognize ordinary income in the year of disposition (and ValueStar will be entitled to a corresponding deduction as a compensation expense) equal to the amount by which the fair market value of the shares at the time of purchase exceeded the ISO exercise price, or if less (and the sale is to an unaffiliated purchaser), the amount realized on the disposition over the ISO exercise price.

         Upon exercise of an ISO Option, certain optionees may become subject to the federal "alternative minimum tax." The amount, if any, by which the fair market value of shares purchased upon exercise of an ISO exceeds the ISO exercise price will constitute an item of tax preference subject to the alternative minimum tax in the year of exercise. The item of tax preference is eliminated if the shares are disposed of in a "disqualifying disposition" - that is, within 1 year of purchasing the shares or 2 years from the date the ISO was granted. The Code also provides that, for purposes of determining alternative minimum taxable income, the gain recognized upon a sale or exchange of ISO shares will be limited to the excess of the amount received in the sale or exchange over the fair market value of the shares at the time the ISO was exercised.

         If ISO shares are not disposed of in a disqualifying disposition, the optionee's tax basis will be the ISO exercise price paid for the shares. If disposed of in a disqualifying disposition, the tax basis will be the fair market value of the shares on the date purchased. Alternative minimum tax incurred by reason of exercise of an ISO does not result (for regular income tax purposes) in an increase in the tax basis of the shares acquired upon exercise. However, the Code provides that alternative minimum tax attributable to the exercise of an ISO may be applied as a credit against regular income tax liability in a subsequent year, subject to certain limitations.

         With respect to shares purchased upon exercise of an NQO Option, an optionee does not recognize taxable income as a result of the grant unless the option has a readily ascertainable fair market value. Upon the grant of a NQO Option at fair market value or higher, ValueStar believes that no income will be recognized by the optionee and ValueStar will not be entitled to a deduction. This is because such options are not transferable and the fair market value of the option is not easily ascertainable. The optionee, however, may recognize ordinary income (subject to tax withholding) upon exercise of the option in an amount equal to the difference between the fair market value of the common shares acquired on the date of exercise and the exercise price.

         The optionee's tax basis in shares purchased will generally be equal to the fair market value of the shares purchased (the exercise price of the option plus the amount included in gross income of the optionee as a result of exercising the option). Upon disposition of those shares, the optionee will realize a capital gain (or loss) equal to the difference between the tax basis and the amount realized upon disposition. The sale of such shares will not result in any further tax consequences to ValueStar. Exercise of a compensatory option or sale of shares thus acquired will not subject the optionee to the federal alternative minimum tax.

         So long as the option price is at least equal to the fair market value of the underlying shares on the date of grant, ValueStar will not be entitled to a deduction for compensation expenses or otherwise either upon the grant of a NQO Option or at the time of NQO Option exercise. However, since the Stock Plans allow the granting of NQO Options with up to a 15% discount from fair market value, should the Committee grant options exercisable at less than fair market value, then ValueStar may be entitled to a compensation deduction for the difference and the optionee may be subject to ordinary income in a like amount.

         Any changes in the law concerning the tax treatment of options are beyond the control of ValueStar and the stockholders and are not subject to stockholder approval. The foregoing summary of federal income tax aspects is based upon existing law and interpretations, regulations and rulings, which are subject to change.

         The foregoing summary of material features of the 1997 Plan is not complete. The complete text of the 1997 Plan will be available for inspection at the annual meeting and a copy will be furnished to any stockholder upon request.

         Amended Plan Benefits - ValueStar cannot now determine the number of options to be granted in the future under the 1997 Plan, as proposed to be amended, to its executive officers, directors or employees. No stock options have been granted to date under the 1997 Plan to any of ValueStar's executive officers or directors. A total of 126,050 options have been granted to date under the 1997 Plan to non-officer employees.

                  Recommendation and Vote - The Board of Directors recommends stockholders vote to approve the amendment to increase the number of shares that may be issued under ValueStar's 1997 Stock Option Plan.


                                   PROPOSAL 3

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         The Board of Directors has selected Moss Adams LLP as ValueStar's independent auditors for the fiscal year ending June 30, 1999 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Moss Adams LLP has audited ValueStar's financial statements since 1997. A representative of Moss Adams LLP is not expected to be present at the Annual Meeting.

         Stockholder ratification of the selection of Moss Adams LLP is not required by ValueStar's Bylaws or otherwise. However, the Board is submitting the selection of Moss Adams LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will consider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interest of ValueStar and its stockholders.

         The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Moss Adams LLP.

                  Recommendation and Vote - The Board of Directors recommends a vote in favor of Proposal 3.


                             ADDITIONAL INFORMATION

Management

         The  following  table  lists the  current  directors  and  officers  of
ValueStar:

               Name                  Age      Position and Offices
               James Stein           40       Director, President and CEO
               James A. Barnes       44       Director, Secretary and Treasurer
               Jerry E. Polis        66       Director
               Robert J. Muller      44       Chief Information Officer
               Michael J. Kelly      28       Controller


         See Proposal 1 above for information on director nominees, Messrs. Stein, Barnes and Polis.

         Robert J. Muller was appointed Chief Information Officer in August 1998. From July 1995 to August 1998 he was founder and a partner in Poesys Associates, a San Francisco systems and software consultancy company. Also from September 1997 to August 1998 he served as Senior Software Engineer and Engineering Project Manager for Aurigin Systems Inc., an intellectual property management company. From July 1993 to July 1995 he served as Product Development Manager and Technical Documentation Manager for Blyth Software, Inc. Mr. Muller's prior experience includes positions as Engineering Manager for Symantec Corporation, Product Manager and Customer Service Representative for Oracle Corporation and Statistical Computing Consultant for the Massachusetts Institute of Technology. Mr. Muller has an A.B. in Political Science from the University of California, Berkeley (1976) and an S.M. in Political Science (1978) and a Ph.D. in Political Science (1983) from the

Massachusetts Institute of Technology. He is also the author or co-author of seven books and other publications on Oracle and other database systems and project management.

         Michael J. Kelly was appointed controller in August 1998. From October 1995 to August 1998 he was Operations Manager and Network Administrator for Silicon Valley Shelving, San Jose, California, a privately held distributor of material handling equipment and static control products. From October 1994 to October 1995 he was a sales representative for Innerspace Engineering of San Mateo, California and from June 1992 to October 1994 he was Operations Manager and Controller for James A. Old & Son of Hayward, California, both companies being distributors of material handling equipment. Mr. Kelly obtained a B.A. in Economics and a B.A. in Russian Studies from the University of Notre Dame in 1992.

Advisory Board

         In 1993, ValueStar established an advisory board to provide guidance to management on ValueStar's program for consumers and businesses. The following advisory board members have served since 1993. They are:

         Commissioner Jessie Knight - is one of the five commissioners of the California Public Utilities Commission. He is responsible for setting policy and tariffs for utilities and telecommunications industries in California. His background includes positions as Vice President of the San Francisco Chamber of Commerce and Vice President of Marketing at the San Francisco Newspaper Agency (Chronicle and Examiner newspapers). He was formerly a Marketing Director at Dole Foods Co. He is experienced in marketing, finance and strategic planning.

         L.M. Ashmore - is a Senior Vice President of the consulting firm Omega Performance. Ms. Ashmore was formerly Director, Corporate Service Quality for Charles Schwab, Co. and Director of Service Quality for Citibank CA. She has extensive experience in human resources, ethics, customer satisfaction, service quality and customer loyalty.

         Jack McSorley - has extensive business experience in the broadcast industry. As a partner in BayCom Partners he was active in the acquisition, finance and management of broadcast properties. He is experienced in marketing, media, finance and corporate issues.

         Advisory board members are compensated in the form of stock options from time to time as determined by the Board. There is no schedule for meetings, management confers individually with the members from time to time.


                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

         The following table sets forth, as of the Record Date, the Common Stock ownership of each nominee for director, the Named Executive officer of ValueStar
(as defined below under the heading "Executive Compensation Compensation of Executive Officers"), all executive officers and directors of ValueStar as a group, and each person known by ValueStar to be a beneficial owner of 5% or more of its Common Stock. Except as otherwise noted, each person listed below is the sole beneficial owner of the shares and has sole investment and voting power as to such shares.

          Name and Address                                           Amount & Nature
            of Beneficial                                             of Beneficial                     Percent
               Owner                                                  Ownership (1)                   of Class (1)
               -----                                                  -------------                   ------------
         James Stein                                                 1,719,276 (2)                      18.8%
         1120A Ballena Blvd.
         Alameda, California 94501

         James A. Barnes                                             1,327,198 (3)                      14.9%
         9029 Opus Drive
         Las Vegas, Nevada 89117

                                       8



         Jerry E. Polis                                                880,417 (4)                       9.8%
         925 E. Desert Inn Road
         Las Vegas, Nevada 89109

         Bryant I. Pickering                                           554,496 (5)                       6.4%
         9012 Opus Drive
         Las Vegas, Nevada 89117

         Robert M. Brennan                                           1,333,333 (6)                      15.4%
         6446 Shearwater Ct.
         Avila Beach, California

         Canusa Trading Ltd.                                           778,172 (7)                       8.7%
         37 Reid Street
         Hamilton, Bermuda

         All directors & officers                                    3,926,891 (8)                      40.5%
         as a group (5 persons)

         (1) Number of shares and percentage ownership include shares issuable pursuant to stock options and warrants held by the person in question exercisable within 60 days after the Record Date. Percentages are based on 8,682,496 shares outstanding as of the Record Date.

         (2) Includes 415,000 common shares issuable upon the exercise of outstanding stock options and 62,500 common shares issuable upon the exercise of a stock purchase warrant. Includes 3,000 common shares held by his wife and minor children.

         (3) Represents 363,510 shares held of record by Sunrise Capital, Inc. ("SCI"), 605,225 shares held of record by Tiffany Investments ("TI"), 97,629 shares held of record by Tiffany Investments Limited Partnership ("TILP"), 13,334 shares held of record by Sunrise Management, Inc. Profit Sharing Plan ("SMIPS"), 165,000 shares issuable upon the exercise of outstanding stock options and 82,500 common shares issuable upon the exercise of stock purchase warrants. Mr. Barnes is President and owner of SCI, General Partner of TI and TILP and Trustee of SMIPS and has investment and voting power over these shares.

         (4) Includes 371,667 shares held of record by the Jerry E. Polis Family Trust and 150,000 shares held by record by Davric Corporation over which Mr. Polis exercises voting and investment power. Includes 5,000 shares held by his spouse over which he shares voting and investment power. Also includes 150,000 shares issuable upon the exercise of outstanding stock options and 127,500 common shares issuable upon the exercise of stock purchase warrants.

         (5) Includes 544,496 shares held by Odne Limited Partnership of which Dr. Pickering is the General Partner. Dr. Pickering exercises voting and investment power with respect to all of such shares.

         (6) As reported to ValueStar by Mr. Brennan who has represented to ValueStar that he has sole voting and investment power with respect to 1,263,333 shares and shares voting and investment power with his spouse with respect to 70,000 shares.

         (7) As reported to ValueStar by Canusa  Trading Ltd.  Includes  295,000
             common  shares   issuable  upon  the  exercise  of  stock  purchase
             warrants.

         (8) See footnotes 2 through 7. Includes 2,924,391 shares issued and outstanding, 730,000 shares issuable upon exercise of stock options and 272,500 shares issuable upon the exercise of stock purchase warrants.


Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Exchange Act requires ValueStar's officers, directors and persons who own more than 10% of a class of ValueStar's securities registered under Section 12(g) of the Exchange Act to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC").
Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish ValueStar with copies of all Section 16(a) forms they file.

         Based solely on a review of copies of such reports furnished to ValueStar and written representations that no other reports were required during the fiscal year ended June 30, 1998, ValueStar believes that all persons subject to the reporting requirements pursuant to Section 16(a) filed the required reports on a timely basis with the SEC, except as follows: (a) Mr. Polis inadvertently filed a late Form 4 reporting one market purchase transaction effected in June 1998, (b) Mr. Barnes amended and filed in January 1998 a Form 4 previously filed in December 1997 to report two previously unreported purchase transactions from ValueStar effected in December 1997, and (c) ValueStar does not believe Robert M. Brennan has filed a Form 3 in connection with his greater than 10% ownership.

                             EXECUTIVE COMPENSATION

Compensation of Directors

         ValueStar has no standard arrangements for direct or indirect remuneration to the directors in their capacity as directors other than the granting of stock options from time to time. No direct or indirect remuneration other than in the form of reimbursement of expenses of attending directors' meetings was paid to directors for their services as directors during the fiscal year ended June 30, 1998, other than the grant in March 1998 of a five year stock option on 50,000 common shares exercisable at $1.00 per share, which was equal or greater than the per share price of ValueStar's Common Stock on the date of grant, to each of ValueStar's three directors. It is anticipated that during the next twelve months ValueStar will not pay any direct or indirect remuneration to any directors of ValueStar in their capacity as directors other than in the form of reimbursement of expenses of attending directors' or committee meetings and the granting of stock options from time to time.

Compensation of Executive Officers

         There is shown below information concerning the compensation of ValueStar's chief executive officer (the Named Officer) for the fiscal years ended June 30, 1998, 1997 and 1996. No other executive officer's salary and bonus exceeded $100,000 during the fiscal year ended June 30, 1998.

                                             Summary Compensation Table

                                                                                                 Long Term
                                             Annual Compensation                               Compensation
                               _________________________________________________     ______________________________
Name and                       Fiscal                                     Other         Options         All Other
Principal Position              Year     Salary          Bonus            Annual     (# of Shares)    Compensation
-------------------------------------------------------------------------------------------------------------------
James Stein, Chief Executive    1998     $90,000          -0-              -0-          50,000            -0-
Officer and President           1997     $90,000          -0-              -0-             -0-            -0-
                                1996     $90,000          -0-              -0-          15,000            -0-


Option Grants

         Shown below is further information on grants of stock options to the Named Officer reflected in the Summary Compensation Table shown above for the fiscal year ended June 30, 1998.

                              Option Grants Table for Fiscal Year Ended June 30, 1998

                                                                 Percent of Total
                                Number of Securities              Options Granted            Exercise   Expiration
               Name          Underlying Options Granted      to Employees in Fiscal Year      Price        Date
               ----          --------------------------      ---------------------------      -----        ----
               James Stein              50,000                         26.2%                   $1.00      3/3/2003


Aggregated Option Exercises and Fiscal Year-End Values

         There were no options  exercised by the Named Officer during the fiscal
year  ended  June  30,  1998.  The  following  table  provides   information  on
unexercised options at June 30, 1998:

                          Fiscal Year-End Option Values

                    Number of Securities Underlying       Value of Unexercised
                       Unexercised Options Held At       In-The-Money Options At
                             June 30, 1998                  June 30, 1998 (1)
                             -------------                  -----------------
      Name                    Exercisable                      Exercisable
      ----                    -----------                      -----------
      James Stein               315,000                         $66,406

          (1) Calculated on the basis of the closing sale price of the Common Stock of $0.65625 per share on June 30, 1998 as reported on the over-the-counter market on the National Association of Securities Dealers OTC Electronic Bulletin Board.


         ValueStar does not have any stock appreciation rights plans in effect and has no long-term incentive plans, as those terms are defined in Securities and Exchange Commission regulations. During the fiscal year ended June 30,

1998, ValueStar did not adjust or amend the exercise price of any stock options awarded to the Named Officer or any other persons, and ValueStar has no defined benefit or actuarial plans covering any person.

Employment Agreement

         Mr. Stein is employed and compensated through ValueStar's subsidiary pursuant to a contract with ValueStar. Effective July 1, 1998, ValueStar entered into a new employment agreement with Mr. Stein for a term of three years. The terms of the agreement include Mr. Stein serving as President and CEO and includes termination, confidentiality, indemnification and non-competition clauses customary in such agreements. The contract provides for compensation of $10,000 per month with bonuses and increases at the discretion of the Board of Directors. ValueStar may terminate the employment with or without good cause (as defined), but termination without good cause (other than disability or death) results in a severance payment equal to twelve months of the then monthly base salary and prorated earned bonus payable in one lump sum. Likewise, upon a change in control, as defined in the agreement, Mr. Stein may elect to terminate employment and obtain a payment equal to the remaining months of the agreement multiplied by the base salary and any earned but unpaid bonus payable in one lump sum.

Exclusion of Director Liability

         Pursuant to the Colorado Business Corporation Act, ValueStar's Articles of Incorporation exclude personal liability on the part of its directors to ValueStar or its stockholders for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty to ValueStar or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts in violation of Section 7-5-114 of the Colorado Business Corporation Act, as it now exists or may hereafter be amended, or transactions from which the director derives an improper personal benefit.


                              CERTAIN TRANSACTIONS

         During the last two fiscal years there has not been, nor is there currently proposed, any transaction or series of similar transactions to which ValueStar was or is to be a party in which the amount involved exceeds $60,000 and in which any director, executive officer or holder of more than 5% of the common stock of ValueStar had or will have a direct or indirect material interest other than (a) compensation arrangements that are described above in this Proxy Statement under the heading "Executive Compensation" and (b) the transactions described below.

         Certain of ValueStar's stockholders, including officers and directors, have from time to time, provided short-term interest bearing advances to ValueStar. At June 30, 1998, no such advances were outstanding. On December 9, 1997 ValueStar granted Stock Purchase Warrants to four persons for a bank guarantee of ValueStar's $250,000 credit line. The Stock Purchase Warrants are exercisable into an aggregate of 250,000 common shares at $1.25 per share until September 30, 2002 (62,500 shares to each individual). Among the four guarantors were officers/directors James Stein and James A. Barnes and director Jerry E. Polis. ValueStar believes it would have been unable to obtain the line of credit without the inducement of the personal guarantees by such officers and directors.

         On March 31, 1998, ValueStar issued 91,250 shares for services in connection with ValueStar's debt financing valued at $88,398. A total of 76,250 of these shares were issued to Mr. Polis, a director, and 5,000 shares issued to Mr. Barnes, an officer and director.

         In July 1998, in connection with a new three year employment agreement, ValueStar granted Mr. Stein options to purchase 100,000 shares of Common Stock at $1.25 per share, which become vested and exercisable after January 7, 1999 and then only upon the achievement of certain future common share prices commencing at $2.50 per share. In July 1998, directors Polis and Barnes were each granted similar options to purchase 50,000 common shares each, as directors.

         In July 1998, ValueStar restructured the maturity date on $100,000 of 12% notes due on September 30, 1998 and extended the date to March 31, 2001. In consideration for the extension, ValueStar granted the two noteholders an aggregate of 50,000 non-detachable warrants to purchase common stock at $1.25 per share. One holder of a $50,000 note and 25,000 warrants is the spouse of Mr. Polis, a director of ValueStar.

         In August 1998, ValueStar obtained an $85,000 five year term loan secured by certain equipment and software from a company affiliated with Mr. Polis, a director. The term loan bears interest at 15% per annum and is payable in equal monthly installments of principal and interest of $2,022. ValueStar believes the terms of the loan are comparable to those that could have been obtained from an independent party.

         Certain conflicts of interest may arise between ValueStar and its directors due to the fact that they have other employment or business interests to which they devote attention, and they are expected to continue to do so. ValueStar has not established policies or procedures for the resolution of current or potential conflicts of interest between ValueStar and its management or management-affiliated entities. There can be no assurance that members of management will resolve all conflicts of interest in ValueStar's favor. The officers and directors are accountable to ValueStar as fiduciaries, which means that they are legally obligated to exercise good faith and integrity in handling ValueStar's affairs. Failure by them to conduct ValueStar's business in its best interests may result in liability to them. ValueStar's Articles of Incorporation provide that directors have the right to contract with ValueStar if any financial interest is disclosed or the transaction is fair or reasonable to ValueStar.


                         FINANCIAL AND OTHER INFORMATION

         ValueStar is subject to the reporting requirements of Section 15(d) or 13 of the Securities Exchange Act of 1934 and files annual, quarterly and other reports with the Securities and Exchange Commission. ValueStar's Annual Report on Form 10-KSB and Quarterly Report for the first fiscal quarter ended September 30, 1998 accompany this Proxy Statement.


                                  OTHER MATTERS

         The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if any matters other than those referred to herein should properly come before the Annual Meeting, it is the intention of the proxy holders to vote such proxy in accordance with his or her best judgment.


                                              By Order of the Board of Directors

                                              /s/ JAMES STEIN
                                              James Stein
December 4, 1998                              President

                                                                                                    Appendix A
PROXY                                                                                                    PROXY

                                             VALUESTAR CORPORATION
                         THIS PROXY RELATES TO the ANNUAL MEETING OF THE STOCKHOLDERS
                                         TO BE HELD DECEMBER 29, 1998

         The undersigned hereby appoints JAMES STEIN and JAMES A. BARNES or either of them, with full power of substitution, as attorneys and proxies to vote all shares of Common Stock which the undersigned is entitled to vote,  with all powers which the  undersigned  would possess if personally  present,  at the Annual Meeting of
Stockholders of VALUESTAR  CORPORATION  ("ValueStar") to be held at 2:00 p.m.  (Pacific  Standard Time) at the
Executive Inn, 1755  Embarcadero  Drive,  Oakland,  California  94606, on Tuesday,  December 29, 1998, and any
postponements and adjournments thereof, as follows:


         1. TO ELECT THE BOARD OF DIRECTORS.

         _____  FOR all nominees listed below                  _____  WITHHOLD AUTHORITY
         (except as marked to the contrary below)          (to vote for the nominees listed below)

 (INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name on the line)

                                   _______________________________________
                                 James Stein, James A. Barnes, Jerry E. Polis


         2. PROPOSAL TO INCREASE THE NUMBER OF SHARES  AUTHORIZED TO BE ISSUED  PURSUANT TO  VALUESTAR'S  1997
            STOCK OPTION PLAN.

                     _____ FOR                   _____ AGAINST                    _____ ABSTAIN


         3. TO RATIFY THE SELECTION OF MOSS ADAMS LLP AS INDEPENDENT AUDITORS OF VALUESTAR FOR ITS FISCAL YEAR
            ENDING JUNE 30, 1999.

                     _____ FOR                   _____ AGAINST                    _____ ABSTAIN


         This proxy has not been  solicited by or for the benefit of the Board of Directors  of  ValueStar.  I understand that I may revoke this proxy only by written  instructions to that effect,  signed and dated by me, which must be actually received by ValueStar prior to commencement of the Annual Meeting.

DATED: _________________, 1998       Signature(s) X _____________________________________

                                     Print Name     _____________________________________

         (Please date and sign exactly as name or names appear on your stock  certificate(s).  When signing as attorney,  executor,  administrator,  trustee or guardian,  please give full title as such. If a  corporation, please sign in full the corporate name by President or other authorized officer. If a partnership, please sign in the partnership name by authorized person. IF THE STOCK IS HELD JOINTLY, BOTH OWNERS MUST SIGN.)

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED.  IF NO DIRECTION IS SPECIFIED THIS PROXY
WILL BE VOTED FOR THE PROPOSALS NOTED ABOVE AND, AS TO ANY OTHER BUSINESS CONSIDERED AT THE ANNUAL MEETING, IN
ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES.

                                        Mail or Deliver this Proxy to:
                                             VALUESTAR CORPORATION
                                              1120A Ballena Blvd.
                                           Alameda, California 94501

